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Hudson Global, Inc.
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HUDSON GLOBAL, INC. Q1 2014 EARNINGS CALL May 1, 2014

2 Forward - Looking Statements Please be advised that except for historical information, the comments made during this presentation and in these slides constitute forward - looking statements under applicable securities laws. Such forward - looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors may cause actual results to differ materially from those contained in the forward - looking statements, including global economic fluctuations, risks related to fluctuations in our operating results, the ability of clients to terminate their relationship at anytime, competition, limited availability under our credit facilities and our ability to successfully achieve our strategic initiatives and the other risks discussed in our filings made with the Securities and Exchange Commission. These forward - looking statements speak only as of the date of this presentation. The company assumes no obligation, and expressly disclaims any obligation, to review or confirm analysts' expectations or estimates or to update any forward - looking statements, whether as a result of new information, future events or otherwise.

3 Q1 2014: Consolidated Financial Results $US in Millions, except EPS Revenue - 2% $161.9 $165.7 - 1% CC (1) Gross Margin + 2% $57.5 $56.7 + 2% CC SG&A + 3% $59.6 $61.6 + 2% CC Adjusted EBITDA + 58% ($2.1) ($4.9) + 57% CC EBITDA + 64% ($2.4) ($6.6) + 65% CC EBITDA, as a % of Revenue -1.5% -4.0% Net Income (loss) + 45% ($4.5) ($8.2) + 45% CC Diluted EPS ($0.14) ($0.25) (1) CC represents constant currency variance. (2) B/W indicates whether the result was better (+) or worse (-) than the comparison period. (3) NM: Not meaningful Q1 2014 Q1 2013 B+ / W- (2)

4 Q1 2014: Hudson Americas $US in Millions Revenue - 28% $26.9 $37.2 Gross Margin - 18% $6.7 $8.1 SG&A + 14% $7.3 $8.5 Adjusted EBITDA - 81% ($0.6) ($0.4) Adjusted EBITDA, as a % of Revenue -2.4% -1.0% (1) B/W indicates whether the result was better (+) or worse (-) than the comparison period. Q1 2014 Q1 2013 B+ / W- (1)

5 Q1 2014: Hudson Asia Pacific $US in Millions Revenue + 0% $56.4 $56.2 + 11% CC (1) Gross Margin - 3% $20.9 $21.5 + 6% CC SG&A + 5% $20.7 $21.9 - 3% CC Adjusted EBITDA NM (3) $0.1 ($0.4) NM CC Adjusted EBITDA, as a % of Revenue 0.2% -0.8% (1) CC represents constant currency variance. (2) B/W indicates whether the result was better (+) or worse (-) than the comparison period. (3) Not Meaningful Q1 2014 Q1 2013 B+ / W- (2)

6 Q1 2014: Hudson Europe $US in Millions Revenue + 9% $78.6 $72.3 + 3% CC (1) Gross Margin + 11% $30.0 $27.0 + 5% CC SG&A - 2% $27.7 $27.2 + 3% CC Adjusted EBITDA NM (3) $2.4 ($0.1) NM CC Adjusted EBITDA, as a % of Revenue 3.0% -0.2% (1) CC represents constant currency variance. (2) B/W indicates whether the result was better (+) or worse (-) than the comparison period. (3) Not meaningful Q1 2014 Q1 2013 B+ / W- (2)

7 Strategic Actions • To accelerate the implementation of the company's strategy, Hudson has engaged in the following initiatives: x Investing in the core businesses and practices that present the greatest potential for profitable growth x Further improve the company’s cost structure and efficiency of its support functions and infrastructure x Build and differentiate our brand through our unique talent solutions offerings • On April 29, 2014, the company's board of directors authorized management to explore opportunities to divest the Legal eDiscovery business. The purpose of this action is to refocus the company’s core businesses that are expected to maximize stockholder value. • On April 30, 2014, the company's management, under the aforementioned authorization by its board of directors, engaged Duff & Phelps to assist the company in exploring a possible sale. • In addition, the company has engaged AlixPartners , LLP, a premier consulting firm in the areas of organization design and operational improvement, to assist management in a comprehensive assessment of the company’s organization and operations. • The engagement with AlixPartners is focused on identifying opportunities to better align the organization model to support future growth, and to identify actions that can improve operating efficiencies and effectiveness.

8 Q1 2014: Global Services Split Q1 2014 Gross Margin Contract Recruitment & Project Solutions eDiscovery Talent Mgmt. Q1 2014 Revenue RPO Permanent Recruitment eDiscovery RPO Talent Mgmt. Permanent Recruitment Contract Recruitment & Project Solutions 13% 56% 11% 13% 7% 38% 25% 6% 15% 16%

9 Q1 2014: Regional Split Q1 2014 Gross Margin Europe Asia Pacific Americas 52% 36% 12% Q1 2014 Revenue Europe Asia Pacific Americas 48% 35% 17%

10 Q1 2014: Adjusted EBITDA Margin Adjusted EBITDA is a non - GAAP term and is defined and reconciled in the appendix. 3.0% 0.2% - 2.4% - 0.2% - 0.8% - 1.0% -3.0% -2.0% -1.0% 0.0% 1.0% 2.0% 3.0% 4.0% Hudson Europe Hudson Asia Pacific Hudson Americas Q1 2013 Q1 2014

11 Balance Sheet: Select Items $US in Millions March 31, December 31, 2014 2013 Cash $22.1 $37.4 Accounts Receivable $99.3 $85.9 March 31, December 31, 2014 2013 Short-term Borrowings $0.5 $0.5 Shareholders' Equity $71.2 $74.4 March 31, December 31, 2014 2013 Current Assets $132.9 $132.0 Current Liabilities $72.5 $68.8 Working Capital $60.4 $63.3 Selected Assets Selected Liabilities Working Capital

12 Q1 2014: Cash Flow Summary $US in Millions Net income (loss) $ (4.5) $ (8.2) Depreciation and amortization 1.5 1.6 Stock-based compensation 0.5 0.7 Change in accounts receivable (12.4) 2.0 Change in accounts payable and other liabilities 4.4 - Others (3.1) 0.1 Cash provided by (used in) operations (13.6) (3.8) Capital expenditures (1.5) (0.9) Free cash flow (15.1) (4.7) Change in net borrowings (repayments) 0.1 - Others (0.3) (0.4) Effect of exchange rates - (1.0) Change in cash $ (15.3) $ (6.1) QTD QTD Mar-14 Mar-13

13 Liquidity Remains Strong $US in Millions $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 Cash Availability (1) (1) Includes $15.3 million of availability from the RBS facility which will expire in August 2014 and which the company expects to replace with a new lender.

14 Q1 Temporary Contracting GM by Region Q1 2014 Q1 2013 Americas 16.8% 18.0% Asia Pacific 12.6% 16.6% Europe 16.9% 17.7% Hudson Total 15.4% 17.4%

15 Appendix

16 Q1 2014 Regional Gross Margin Mix Approximate mix of gross margin by product around the globe Temp Perm Talent Mgmt Americas 60% 40% 0% Europe 30% 50% 20% UK 45% 50% 5% Cont. Europe 20% 40% 40% Asia Pacific 25% 60% 15% ANZ 30% 50% 20% ASIA 0% 95% 5% Hudson Total 35% 50% 15%

17 Q1 2014: Public Sector Gross Margin Mix Public Sector Americas 4% ANZ 26% Asia -- UK 13% Cont Europe 25% Total 17% Approximate gross margin mix of public sector work

Q1 EBITDA Reconciliation

$US in Millions

Q1 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Hudson Corp	Total
Revenue	$ 26.9	$ 56.4	$ 78.6	$ -	$ 161.9
Gross margin	$ 6.7	$ 20.9	$ 30.0	$ -	$ 57.5
Adjusted EBITDA (loss)	$ (0.6)	$ 0.1	$ 2.4	$ (3.9)	$ (2.1)
Business reorg expenses	0.1	-	-	-	0.1
Non-operating expenses (income)	0.4	0.4	1.2	(1.8)	0.2
EBITDA (Loss)	$ (1.1)	$ (0.3)	$ 1.2	$ (2.1)	$ (2.4)
Depreciation and amortization					1.5
Interest expense (income)					0.1
Provision for (benefit from) income taxes					0.5
Net income (loss)					$ (4.5)

Q1 2013	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Hudson Corp	Total
Revenue	$ 37.2	$ 56.2	$ 72.3	$ -	$ 165.7
Gross margin	$ 8.1	$ 21.5	$ 27.1	$ -	$ 56.7
Adjusted EBITDA (loss)	$ (0.4)	$ (0.4)	$ (0.1)	$ (4.0)	$ (4.9)
Business reorg expenses	-	0.1	1.9	-	2.0
Office integration expense	-	-	-	-	-
Goodwill and other impairment charges	-	-	-	-	-
Non-operating expenses (income)	0.6	0.3	1.5	(2.7)	(0.3)
EBITDA (Loss)	$ (0.9)	$ (0.9)	$ (3.5)	$ (1.4)	$ (6.6)
Depreciation and amortization					1.6
Interest expense (income)					0.1
Provision for (benefit from) income taxes					(0.2)
Loss (income) from disc ops, net of taxes					-
Net income (loss)					$ (8.2)

(1) EBITDA is a non-GAAP measure defined as earnings before interest, income taxes, depreciation and amortization. Adjusted EBITDA is a non-GAAP measure defined as earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other charges.

Hudson

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